FUND ACCOUNTING AND ADMINISTRATION AGREEMENT

      AGREEMENT made this 1st day of February, 2004, between Security Equity Fund (the "Company"), a Kansas corporation having its principal place of business at One Security Benefit Place, Topeka, Kansas, 66636, and Security Management Company, LLC ("SMC"), a Kansas limited liability company having its principal place of business at One Security Benefit Place, Topeka, Kansas 66636.

      WHEREAS, the Company desires that SMC perform fund accounting and administration services for each series of the Company as now in existence and listed on Schedule A or as hereafter may from time to time be created and listed on Schedule A (individually referred to herein as the "Fund" and collectively as the "Funds");

      WHEREAS, SMC is willing to perform such services on the terms and conditions set forth in this Agreement;

      WHEREAS, SMC and Company wish to enter into this Agreement in order to set
forth  the  terms  under  which  SMC  will  perform  the  fund   accounting  and
administration services set forth herein for the Company;

      NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter contained, the Company and SMC hereby agree as follows:

      1.    Services as Fund Accountant

      (a) Maintenance of Books and Records. SMC will keep and maintain the following books and records of each Fund pursuant to Rule 31a-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"):

      (i) Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection
            (b)(1) of the Rule;

      (ii) General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;

      (iii) Separate ledger accounts required by subsection (b)(2)(ii) and (iii) of the Rule; and

      (iv) A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

      (b)  Performance  of  Daily  Accounting  Services.   In  addition  to  the
maintenance of the books and records specified above, SMC shall perform the following accounting services daily for each Fund:

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      (i)   Calculate the net asset value per share  utilizing  prices  obtained from the sources described in subsection 1(b)(ii) below;

      (ii) Obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from each Fund's investment adviser or its designee, as approved by the Company's Board of Directors (hereafter referred to as the "Board");

      (iii) Verify and reconcile with the Funds' custodian all daily trade activity;

      (iv) Compute, as appropriate, each Fund's net income and capital gains, dividend payables, dividend factors, 7-day yields, 7-day effective yields, 30-day yields, and weighted average portfolio maturity;

      (v) Review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ;

      (vi) Determine unrealized appreciation and depreciation on securities held in variable net asset value Funds;

      (vii) Amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Company;

      (viii) Update fund accounting system to reflect rate changes, as received from an independent pricing service, on variable interest rate instruments;

      (ix)  Post Fund transactions to appropriate categories;

      (x)   Accrue all necessary and appropriate expenses of each Fund;

      (xi) Determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts;

      (xii) Provide accounting reports in connection with the Company's regular annual audit and other audits and examinations by regulatory agencies; and

      (xiii) Provide such periodic reports as the parties shall agree upon, as set forth in a separate schedule.

      (c) Special Reports and Services.

      (i) SMC may provide additional special reports upon the request of the Company or a Fund's investment adviser, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

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

      (ii) SMC may provide such other similar services with respect to a Fund as may be reasonably requested by the Company, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

      (d) Additional Accounting Services. SMC shall also perform the following additional accounting services for each Fund, without additional compensation:

      (i)   Provide accounting information for the following:

            (A) federal and state income tax returns and federal excise tax returns;

            (B) the Company's semi-annual reports with the Securities and Exchange Commission ("SEC") on Form N-SAR;

            (C) the Company's annual and semi-annual shareholder reports and related Form N-CSR filings;

            (D)   registration   statements  on  Form  N-1A  and  other  filings
                  relating to the registration of shares;

            (E)   the  Administrator's  monitoring of the Company's  status as a
                  regulated   investment  Company  under  Subchapter  M  of  the
                  Internal Revenue Code, as amended;

            (F)   annual audit by the Company's auditors; and

            (G)   examinations performed by the SEC.

      2. Administrative Services

      SMC shall perform or supervise the performance by others of administrative services in connection with the operations of the Company and Funds, and, on behalf of the Company, shall investigate, assist in the selection of and conduct relations with custodians, depositories, accountants, legal counsel, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Company's and Funds' operations.

      SMC shall provide the Company with all necessary office space, equipment, personnel, compensation and facilities (including facilities for shareholders' and Board meetings) for handling the affairs of the Company and Funds and such other services as SMC shall, from time to time, determine to be necessary to perform its obligations under this Agreement. In addition, at the request of the Board, SMC shall make reports to the Board concerning the performance of its obligations hereunder.

      Without limiting the generality of the foregoing, SMC shall:

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

      (a) calculate contractual Company expenses and control all disbursements for the Company, and as appropriate, compute the Company's yields, total return, expense ratios, portfolio turnover rate and, if required, portfolio average dollar-weighted maturity;

      (b) provide information and assistance to counsel to the Company in preparing (i) the annual update to the Company's registration statement on Form N-1A, (ii) other amendments to the Company's registration statement and supplements to its Prospectus and Statement of Additional Information, and (iii) Notices of Annual or Special Meetings of shareholders of the Company and proxy materials relating thereto;

      (c) coordinate and prepare, with the assistance of the Funds' investment adviser and officers, communications to shareholders of record of the Funds ("Shareholders"), including the annual report to Shareholders; coordinate the printing and distribution of prospectuses, supplements, proxy materials and reports to Shareholders;

      (d) administer contracts on behalf of the Company with, among others, the Company's investment adviser, distributor, custodian and transfer agent;

      (e) supervise the Company's transfer agent with respect to the payment of dividends and other distributions to Shareholders;

      (f)  calculate   performance  data  of  the  Funds  for  dissemination  to
information service providers covering the investment company industry;

      (g) coordinate and supervise the preparation and filing of the Company's tax returns;

      (h) assist with the layout and printing of prospectuses and assist with and coordinate layout and printing of the Funds' semi-annual and annual reports to Shareholders;

      (i) assist with the design, development, and operation of the Funds, including new classes, investment objectives, policies and structure;

      (j) provide registration and other administrative services necessary to qualify the Company's shares for sale in those jurisdictions determined from time to time by the Company's officers (commonly known as "Blue Sky Registration"), provided that all filing and other fees charged by such jurisdictions shall be paid by the Company;

      (k) make available appropriate individuals to serve as officers of the Company, upon designation as such by the Board;

      (l) advise the Company and the Board on matters concerning the Company, the Funds and their affairs;

      (m) obtain, maintain and file fidelity bonds and directors and officers/errors and omissions insurance policies for the Company at the expense of the Company and Funds in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the Investment

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

Company Act of 1940, as amended (the "1940 Act"), to the extent such bonds and policies are approved by the Board;

      (n) monitor and advise the Company and its Funds on their regulated investment company status under the Internal Revenue Code of 1986, as amended;

      (o) perform required administrative services and functions of the Company and each Fund to the extent administrative services and functions are not provided to the Company or such Fund pursuant to the Company's or such Fund's investment advisory agreement, distribution agreement, custodian agreement, or transfer agent agreement;

      (p) maintain corporate records on behalf of the Company, including, but not limited to, minute books, Articles of Incorporation and By-Laws;

      (q) furnish advice and recommendations with respect to other aspects of the business and affairs of the Funds as the Company and SMC shall determine desirable;

      (r) provide assistance and guidance to the Company with respect to matters governed by or related to regulatory requirements and developments including: monitoring regulatory and legislative developments which may effect the Company, and assisting in strategic planning in response thereto; assisting the Company in responding to and providing documents for routine regulatory examinations or investigations; and working closely with counsel to the Company in response to such routine or non-routine regulatory matters; and

      (s) assist the Company in preparing for Board meetings by (i) coordinating Board book production and distribution, (ii) preparing the relevant sections of the Board materials pertaining to the responsibilities of SMC, (iii) assisting and coordinating special materials related to annual contract approvals and approval of rule 12b-1 plans and related matters, and (v) performing such other Board meeting functions as agreed by the parties.

      SMC shall perform such other services for the Company that are mutually agreed upon by the parties from time to time. Such services may include performing internal audit examinations; mailing the annual reports of the Funds; preparing an annual list of Shareholders; and mailing notices of Shareholders' meetings, proxies and proxy statements, for all of which the Company will pay such fees as may be mutually agreed upon, including SMC's out-of-pocket expenses.

      3. Subcontracting

      SMC may subcontract with any entity or person concerning the provision of fund accounting services contemplated hereunder (a "Sub-Fund Accountant" and "Sub-Administrator," respectively); provided, however, that SMC shall not be relieved of any of its duties and obligations under this Agreement by the appointment of such subcontractor and provided further, that SMC shall be responsible, to the extent provided in Section 7 hereof, for all acts of such subcontractor as if such acts were its own.

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

      4. Compensation

      The Company shall pay SMC compensation for the services to be provided by SMC under this Agreement in accordance with, and in the manner set forth in Schedule B attached hereto.

      5. Reimbursement of Expenses and Miscellaneous Service Fees Relating to Fund Accounting.

      (a) In addition to paying SMC the fees provided in Schedule B, the Company agrees to reimburse SMC for its reasonable out-of-pocket expenses in providing fund accounting services hereunder, including without limitation the following:

      (i) All freight and other delivery and bonding charges incurred by SMC in delivering materials to and from the Company or other service providers of the Company;

      (ii) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by SMC in communication with the Company, the Fund's investment advisor or custodian, dealers or others as required for SMC to perform the services to be provided hereunder;

      (iii) The cost of microfilm or microfiche of records or other materials;

      (iv) All systems-related expenses associated with the provision of special reports and services pursuant to Section 1(c) herein; and

      (v)   Any  additional   expenses   reasonably   incurred  by  SMC  in  the
            performance of its duties and obligations under this Agreement.

      (b) In addition, SMC shall be entitled to receive the following amounts:

      (i) Systems development fees billed at an hourly rate of $150 per hour, as approved by the Company;

      (ii)  Ad hoc reporting fees billed at an agreed upon rate; and

      (iii) Charges for the pricing information obtained from third party vendors for use in pricing the securities of each Fund's portfolio pursuant to Section 1(b)(ii) of this Agreement, which shall not exceed the amounts that would be incurred if the Fund were to obtain the information directly from the relevant vendor or vendors.

      6. Allocation of Charges and Expenses for Administrative Services

      (a) The Administrator. SMC shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this

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

Agreement. SMC shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Company and directors who are affiliated persons of SMC or any affiliated corporation of SMC; provided, however, that unless otherwise specifically provided, SMC shall not be obligated to pay the compensation of any employee of the Company retained by the Board to perform services on behalf of the Company.

      (b) The Company. The Company assumes and shall pay or cause to be paid all other expenses of the Company not otherwise allocated herein, including, without limitation, organization costs, taxes, expenses for preparing and filing tax returns, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing
Shareholders, all expenses incurred in connection with issuing and redeeming Shares, the costs of custodial services, the cost of initial and ongoing registration of the Shares under Federal and state securities laws, fees and out-of-pocket expenses of directors of the Company who are not affiliated persons of SMC or any affiliated corporation of SMC , insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers.

      7. Standard of Care; Uncontrollable Events; Limitation of Liability

      SMC shall use reasonable professional diligence to ensure the accuracy of all services performed under this Agreement, but shall not be liable to the Company for any action taken or omitted by SMC in the absence of bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties. The duties of SMC shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against SMC hereunder.

      SMC shall maintain adequate and reliable computer and other equipment necessary or appropriate to carry out its obligations under this Agreement. Upon the Company's reasonable request, SMC shall provide supplemental information concerning the aspects of its disaster recovery and business continuity plan that are relevant to the services provided hereunder. Notwithstanding the foregoing or any other provision of this Agreement, SMC assumes no responsibility hereunder, and shall not be liable for, any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control. Events beyond SMC's reasonable control include, without limitation, force majeure events. Force majeure events include natural disasters, actions or decrees of governmental bodies, and communication lines failures that are not the fault of either party. In the event of force majeure, computer or other equipment failures or other events beyond its reasonable control, SMC shall follow applicable procedures in its disaster recovery and business continuity plan and use all commercially reasonable efforts to minimize any service interruption.

      SMC shall provide the Company, at such times as the Company may reasonably require, copies of reports rendered by independent public accountants on the internal

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

controls and procedures of SMC relating to the services provided by SMC under this Agreement.

      Notwithstanding anything in this agreement to the contrary, in no event shall SMC, its affiliates or any of its or their directors, officers, employees, agents or subcontractors be liable for exemplary, punitive, special, incidental, indirect or consequential damages, or lost profits, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether either party or any entity has been advised of the possibility of such damages.

      8. Term

      This Agreement shall become effective upon its approval by a majority of the Board, including a majority of the Board who are not parties to this Agreement or interested persons of such party and shall continue in effect for a period of two years from the date hereof, subject thereafter to being continued in force and effect from year to year if specifically approved each year by the Board. In addition to the foregoing, each renewal of this Agreement must be approved by the vote of a majority of the Company's directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement, the Board may request and evaluate, and SMC shall furnish, such information as may reasonably be necessary to enable the Board to evaluate the terms of this Agreement. This Agreement may be terminated at any time by either party, without cause, upon 90 days' written notice to the other, and for cause upon 30 days written notice by the party alleging cause.

      For purposes of this Agreement, "cause" shall mean (a) a material breach of this Agreement that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated (which, in the case of the Company, may be with regard only to one or more Funds) has been found guilty of criminal or unethical behavior in the conduct of its business; or (c) financial difficulties on the part of the party to be terminated (which, in the case of the Company, may be with regard only to one or more Funds) which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors. SMC shall not terminate this Agreement pursuant to clause (a) above based solely upon the Company's failure to pay an amount to SMC which is the subject of a good faith dispute, if (i) the Company is attempting in good faith to resolve such dispute with as much expediency as may be possible under the circumstances, and (ii) the Company continues to perform its obligations hereunder in all other material respects (including paying all fees and expenses not subject to reasonable dispute hereunder).

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      Notwithstanding  the  foregoing,  following any such  termination,  in the event that SMC in fact continues to perform any one or more of the services contemplated by this Agreement (or any Schedule or exhibit hereto) with the consent of the Company, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses due SMC but unpaid by the Company upon such termination shall be immediately due and payable upon and notwithstanding such termination. SMC shall be entitled to collect from the Company, in addition to the fees and disbursements provided for herein, the amount of all of SMC's reasonable cash disbursements in connection with SMC's activities in effecting such termination, including without limitation, the delivery to the Company and/or its designees of the Company's property, records, instruments and documents.

      9. Indemnification

      The Company agrees to indemnify and hold harmless SMC, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to SMC's actions taken or omissions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests given or made to SMC by the Company, the investment adviser or custodian thereof; provided that this indemnification shall not apply to actions or omissions of SMC in cases of its own bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties.

      SMC shall indemnify, defend, and hold the Company harmless from and against any and all claims, actions and suits and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) resulting directly and proximately from SMC's willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.

The  indemnification  rights  hereunder  shall  include the right to  reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provisions contained herein shall apply, however, it is understood that if in any case a party may be asked to indemnify or hold the other party harmless, the indemnifying party shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnified party will use all reasonable care to identify and notify the indemnifying party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the indemnifying party, but failure to do so in good faith shall not affect the rights hereunder except to the extent the indemnifying party is materially prejudiced thereby. As to any matter eligible for indemnification, an Indemnified Party shall act reasonably and in accordance with good faith business judgment and shall not

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

effect  any  settlement  or  confess   judgment   without  the  consent  of  the
Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

      The indemnifying party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, whose approval shall not be unreasonably withheld. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. If the indemnifying party does not elect to assume the defense of suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

      10. Record Retention and Confidentiality

      SMC shall keep and maintain on behalf of the Company all books and records which the Company and SMC is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the services to be provided hereunder. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by SMC on behalf of the Company shall be prepared and maintained at the expense of SMC, but shall be the property of the Company and will be surrendered promptly to the Company on request, and made available for inspection by the Company or by the Commission at reasonable times.

      In case of any request or demand for the inspection of such records by another party, SMC may make such records available to such party if (i) disclosure is required by law, (ii) SMC is advised by counsel that it may incur liability for failure to make a disclosure, (iii) SMC is requested to divulge such information by duly-constituted authorities or court process, or (iv) SMC is requested to make a disclosure by the Company.

      11. Activities of SMC

      The services of SMC rendered to the Company hereunder are not to be deemed to be exclusive. SMC is free to render such services to others and to have other businesses and interests. It is understood that directors, officers, employees and Shareholders of the Company are or may be or become interested in SMC, as officers, employees or otherwise and that partners, officers and employees of SMC and its counsel are or may be or become similarly interested in the Company, and that SMC may be or become interested in the Company as a shareholder or otherwise.

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      12. Reports

      SMC shall furnish to the Company and to its properly authorized auditors, investment advisers, examiners, distributors, dealers, underwriters, salesmen, insurance companies and others designated by the Company in writing, such reports and at such times as are prescribed pursuant to the terms and the conditions of this Agreement to be provided or completed by SMC, or as subsequently agreed upon by the parties pursuant to an amendment hereto.

      13. Rights of Ownership

      All computer programs and procedures employed or developed by or on behalf of SMC to perform services required to be provided by SMC under this Agreement are the property of SMC. All records and other data except such computer programs and procedures are the exclusive property of the Company and all such other records and data shall be furnished to the Company in appropriate form as soon as practicable after termination of this Agreement for any reason.

      14. Return of Records

      SMC may at its option at any time, and shall promptly upon the Company's demand, turn over to the Company, files, records and documents created and maintained by SMC pursuant to this Agreement which are no longer needed by SMC in the performance of its services or for its legal protection. If not so turned over to the Company, such documents and records will be retained by SMC for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Company unless the Company authorizes in writing the destruction of such records and documents.

      15. Representations and Warranties

      (a) The Company represents and warrants that: (1) as of the close of business on the effective date of this Agreement, each Fund that is in existence as of the effective date has authorized unlimited shares, and (2) this Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

      (b) SMC represents and warrants that: (1) the various procedures and systems which SMC has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records, and other data of the Company and SMC's records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are reasonably required for the secure performance of its obligations hereunder, and (2) this Agreement has been duly authorized by SMC and, when executed and delivered by SMC, will constitute a legal, valid and binding obligation of SMC, enforceable against SMC in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

      Except as expressly provided in this agreement, all representations and warranties, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade) concerning the services or any goods provided incidental to the services provided under this agreement by SMC are completely disclaimed.

      16. Insurance

      SMC shall maintain a fidelity bond covering larceny and embezzlement and an insurance policy with respect to directors and officers errors and omissions coverage in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of the Company, SMC shall provide evidence that coverage is in place. SMC shall notify the Company should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled. Such notification shall include the date of cancellation and the reasons therefore. SMC shall notify the Company of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Company should the total outstanding claims made by SMC under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

      17. Legal Advice; Reliance on Prospectus and Instructions

      SMC may apply to the Company at any time for instructions and may consult with counsel for the Funds and with accountants and other experts with respect to any matter arising in connection with SMC's duties, and SMC shall not be liable nor accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts. SMC shall notify the Company at any time SMC believes that it is in need of the advice of counsel (other than counsel in the regular employ of SMC or any affiliated companies) with regard to SMC's responsibilities and duties specific to the Company pursuant to this Agreement. After so notifying the Company, SMC, at its discretion, shall be entitled to seek, receive and act upon advice of legal counsel of its choosing, such advice to be at the expense of the Funds unless relating to a matter involving SMC's willful misfeasance, bad faith, negligence or reckless disregard of SMC's responsibilities and duties hereunder, and SMC shall in no event be liable to the Company or any Fund or any shareholder or beneficial owner of the Company for any action reasonably taken pursuant to such advice.

      As to the services to be provided hereunder, SMC may rely conclusively upon the terms of the Prospectuses and Statement of Additional Information of the Company relating to the relevant Funds to the extent that such services are described therein, as well as the minutes of Board meetings (if applicable) and other records of the Company unless SMC receives written instructions to the contrary in a timely manner from the Company.

      18. Notices

      Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to the Company, to it at One Security Benefit Place, Topeka, Kansas 66636, Attn: President; and if to SMC, to it at One Security Benefit Place, Topeka, Kansas 66636, Attn: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

      19. Assignment

      This Agreement and the rights and duties hereunder shall not be assignable with respect to a Fund by either of the parties hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

      20. Governing Law

      This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of Kansas. To the extent that the applicable laws of the State of Kansas, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

      21. Privacy

      Nonpublic personal financial information relating to consumers or customers of the Company provided by, or at the direction of the Company to SMC, or collected or retained by SMC to perform its duties shall be considered confidential information. SMC shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of SMC except at the direction of the Company or as required or permitted by law. SMC shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Company.

      22. Miscellaneous

      (a) Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

      (b) This Agreement constitutes the complete agreement of the parties hereto as to the subject matter covered by this Agreement, and supercedes all prior negotiations, understandings and agreements bearing upon the subject matter covered herein.

      (c) This Agreement may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

      (d) No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto.

      (e) Every reference to a Fund will be deemed a reference solely to the particular Fund. Under no circumstances shall the rights, obligations or remedies with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. In particular, and without otherwise limiting the scope of this paragraph, SMC shall not have any right to set off claims of a Fund by applying the property of any other Fund.

                                    * * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                           Security Management Company, LLC

                                           By:    MICHAEL G. ODLUM
                                                  ------------------------------
                                           Name:  Michael G. Odlum
                                           Title: President

                                           Security Equity Fund

                                           By:    MICHAEL G. ODLUM
                                                  ------------------------------
                                           Name:  Michael G. Odlum
                                           Title: President

                                   SCHEDULE A

               TO THE FUND ACCOUNTING AND ADMINISTRATIONAGREEMENT
                    BETWEEN SECURITY MANAGEMENT COMPANY, LLC
                            AND SECURITY EQUITY FUND
                             DATE: FEBRUARY 1, 2004

FUNDS

Equity Series, Alpha Opportunity Series, Global Series, Mid Cap Value Series, Small Cap Growth Series, Enhanced Index Series, Select 25 Series, Large Cap Growth Series and Social Awareness Series

                                   SCHEDULE B

               TO THE FUND ACCOUNTING AND ADMINISTRATIONAGREEMENT
                    BETWEEN SECURITY MANAGEMENT COMPANY, LLC
                            AND SECURITY EQUITY FUND
                             DATE: FEBRUARY 1, 2004

FUND ACCOUNTING AND ADMINISTRATION FEES

The Series of Security Equity Fund agree to pay SMC the following fees:

1. 0.09% (9 basis points) for each of Equity Series, Mid Cap Value Series, Small Cap Growth Series, Enhanced Index Series, Select 25 Series, Large Cap Growth Series and Social Awareness Series (based on average daily net asset values) or $25,000 per Series per year, whichever is greater.

2. 0.145% (14.5 basis points) for Global Series (based on average daily net asset values) or $60,000 per Series per year, whichever is greater.

3. 0.145% (14.5 basis points) for Alpha Opportunity Series (based on average daily net asset values) or $25,000 per year, whichever is greater.

The fees described herein shall be calculated daily and payable monthly. If this Agreement is in effect for only a portion of a month, the fee shall be prorated for such month.

                             FIRST AMENDMENT TO FUND
                     ACCOUNTING AND ADMINISTRATION AGREEMENT

      THIS FIRST AMENDMENT to the Fund Accounting and Administration Agreement between Security Equity Fund (the "Company"), a Kansas corporation having its principal place of business at One Security Benefit Place, Topeka, Kansas, 66636, and Security Management Company, LLC ("SMC"), a Kansas limited liability company having its principal place of business at One Security Benefit Place, Topeka, Kansas 66636, is made as of March 1, 2005.

      WHEREAS,   the  parties  have  entered  into  the  Fund   Accounting   and
Administration Agreement dated February 1, 2004 (the "Agreement") which is still in full force and effect; and

      WHEREAS, the parties desire to amend the Agreement to provide for the Company to pay a portion of the compensation of the Chief Compliance Officer of the Company;

      NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter contained, the Company and SMC hereby agree as follows:

      Section 6 of the Agreement is deleted in its entirety and replaced with the following:

      6. Allocation of Charges and Expenses for Administrative Services

      (f) The Administrator. SMC shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. SMC shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Company and directors who are affiliated persons of SMC or any affiliated corporation of SMC; provided, however, that the Company shall reimburse SMC a portion of the base compensation paid by SMC to the Chief Compliance Officer of the Company ("CCO"), who is a legal employee of SMC. The Company shall reimburse SMC for the Company's proportionate share of base compensation paid to the CCO, the Company's share of such compensation being equal to the percentage of the aggregate average annual net assets of the Company, Security Cash Fund, Security Income Fund, Security Municipal Bond Fund, Security Large Cap Value Fund, Security Mid Cap Growth Fund and SBL Fund attributable to the Company, multiplied by one-half of the annual base compensation paid to the CCO. Unless otherwise specifically provided, SMC shall not be obligated to pay the compensation of any employee of the Company retained by the Board to perform services on behalf of the Company.

      (g) The Company. The Company assumes and shall pay or cause to be paid all other expenses of the Company not otherwise allocated herein, including, without limitation, organization costs, taxes, expenses for preparing and filing tax returns, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing Shareholders, all expenses incurred in connection with issuing and redeeming Shares, the costs of custodial services, the cost of initial and ongoing registration of the Shares under Federal and state securities laws, fees and out-of-pocket expenses of directors of the Company who are not affiliated persons of SMC or any affiliated corporation of SMC, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers.

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Agreement as of the day and year first above written.

                                           Security Management Company, LLC

                                           By:    MICHAEL G. ODLUM
                                                  ------------------------------
                                           Name:  Michael G. Odlum
                                           Title: President

                                           Security Equity Fund

                                           By:    MICHAEL G. ODLUM
                                                  ------------------------------
                                           Name:  Michael G. Odlum
                                           Title: President

                            SECOND AMENDMENT TO FUND
                     ACCOUNTING AND ADMINISTRATION AGREEMENT

      THIS SECOND AMENDMENT to the Fund Accounting and Administration Agreement between Security Equity Fund (the "Company"), a Kansas corporation having its principal place of business at One Security Benefit Place, Topeka, Kansas, 66636, and Security Management Company, LLC ("SMC"), a Kansas limited liability company having its principal place of business at One Security Benefit Place, Topeka, Kansas 66636, is made as of December 1, 2005.

      WHEREAS,   the  parties  have  entered  into  the  Fund   Accounting   and
Administration Agreement dated February 1, 2004 (the "Agreement") which is still in full force and effect; and

      WHEREAS, the parties desire to amend the Agreement to provide for an increase in the fee paid to SMC and to eliminate payment by the Company of a portion of the annual base compensation of the Company's Chief Compliance Officer;

      NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter contained, the Company and SMC hereby agree as follows:

      Section 6 of the Agreement is deleted in its entirety and replaced with the following:

         6.       Allocation of Charges and Expenses for Administrative Services

      (h) The Administrator. SMC shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. SMC shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Company and directors who are affiliated persons of SMC or any affiliated corporation of SMC; provided, however, that unless otherwise specifically provided, SMC shall not be obligated to pay the compensation of any employee of the Company retained by the Board to perform services on behalf of the Company.

      (b) The Company. The Company assumes and shall pay or cause to be paid all other expenses of the Company not otherwise allocated herein, including, without limitation, organization costs, taxes, expenses for preparing and filing tax returns, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing
Shareholders, all expenses incurred in connection with issuing and redeeming Shares, the costs of custodial services, the cost of initial and ongoing registration of the Shares under Federal and state securities laws, fees and out-of-pocket expenses of directors of the Company who are not affiliated persons of SMC or any affiliated corporation of SMC , insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers.

      Schedule B of the Agreement is deleted in its entirety and replaced with the attached new Schedule B.

      IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Agreement as of the day and year first above written.

                                           Security Management Company, LLC

                                           By:    MICHAEL G. ODLUM
                                                  ------------------------------
                                           Name:  Michael G. Odlum
                                           Title: President

                                           Security Equity Fund

                                           By:    MICHAEL G. ODLUM
                                                  ------------------------------
                                           Name:  Michael G. Odlum
                                           Title: President

                                   SCHEDULE B

               TO THE FUND ACCOUNTING AND ADMINISTRATIONAGREEMENT
                    BETWEEN SECURITY MANAGEMENT COMPANY, LLC
                            AND SECURITY EQUITY FUND
                        DATE: EFFECTIVE DECEMBER 1, 2005

FUND ACCOUNTING AND ADMINISTRATION FEES

The Company agrees to pay SMC the following fees:

1. 0.095% (9.5 basis points) for each of Equity Series, Mid Cap Value Series, Small Cap Growth Series, Enhanced Index Series, Select 25 Series, Large Cap Growth Series and Social Awareness Series (based on average daily net asset values) or $25,000 per Series per year, whichever is greater.

2. 0.15% (15 basis points) for Global Series (based on average daily net asset values) or $60,000 per Series per year, whichever is greater.

3. 0.15% (15 basis points) for Alpha Opportunity Series (based on average daily net asset values) or $25,000 per year, whichever is greater.

The fees described herein shall be calculated daily and payable monthly. If this Agreement is in effect for only a portion of a month, the fee shall be prorated for such month.

                             THIRD AMENDMENT TO FUND
                     ACCOUNTING AND ADMINISTRATION AGREEMENT

      THIS THIRD AMENDMENT to the Fund Accounting and Administration Agreement between Security Equity Fund (the "Company"), a Kansas corporation having its principal place of business at One Security Benefit Place, Topeka, Kansas, 66636, and Security Investors, LLC (the "Administrator") (formerly, Security
Management Company, LLC), a Kansas limited liability company having its principal place of business at One Security Benefit Place, Topeka, Kansas 66636, is made as of February 8, 2008.

      WHEREAS,   the  parties  have  entered  into  the  Fund   Accounting   and
Administration Agreement dated February 1, 2004 (the "Agreement") which is still in full force and effect; and

      WHEREAS, the Company and the Administrator wish to amend the list of Funds in Schedule A and fee schedule in Schedule B;

      NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter contained, the Company and the Administrator hereby agree as follows:

      Schedules A and B of the Agreement are deleted in their entirety and replaced with the attached new Schedules A and B.

      IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to the Agreement as of the day and year first above written.

                                           Security Investors, LLC

                                           By:    RICHARD M. GOLDMAN
                                                  ------------------------------
                                           Name:  Richard M. Goldman
                                           Title: President

                                           Security Equity Fund

                                           By:    THOMAS A. SWANK
                                                  ------------------------------
                                           Name:  Thomas A. Swank
                                           Title: President

                                   SCHEDULE A

               TO THE FUND ACCOUNTING AND ADMINISTRATIONAGREEMENT
                         BETWEEN SECURITY INVESTORS, LLC
                            AND SECURITY EQUITY FUND
                             DATE: FEBRUARY 8, 2008

FUNDS

Equity Series, Alpha Opportunity Series, Global Series, Mid Cap Value Series, Small Cap Growth Series, Select 25 Series, Global Institutional Fund, Mid Cap Value Institutional Fund and Small Cap Value Series

                                   SCHEDULE B

               TO THE FUND ACCOUNTING AND ADMINISTRATIONAGREEMENT
                         BETWEEN SECURITY INVESTORS, LLC
                            AND SECURITY EQUITY FUND
                        DATE: EFFECTIVE FEBRUARY 8, 2008

FUND ACCOUNTING AND ADMINISTRATION FEES

The Company agrees to pay the Administrator the following fees:

1. 0.095% (9.5 basis points) for each of Equity Series, Mid Cap Value Series, Small Cap Growth Series, Select 25 Series, Small Cap Value Series and Mid Cap Value Institutional Fund (based on average daily net asset values) or $25,000 per Series per year, whichever is greater.

2. 0.15% (15 basis points) for Global Series (based on average daily net asset values) or $60,000 per Series per year, whichever is greater.

3. 0.15% (15 basis points) for Alpha Opportunity Series (based on average daily net asset values) or $25,000 per year, whichever is greater.

4. 0.15% (15 basis points) for Global Institutional Fund (based on average daily net asset values) or $25,000 per year, whichever is greater.

The fees described herein shall be calculated daily and payable monthly. If this Agreement is in effect for only a portion of a month, the fee shall be prorated for such month.

                            FOURTH AMENDMENT TO FUND
                     ACCOUNTING AND ADMINISTRATION AGREEMENT

      THIS FOURTH AMENDMENT to the Fund Accounting and Administration Agreement between Security Equity Fund (the "Company"), a Kansas corporation having its principal place of business at One Security Benefit Place, Topeka, Kansas, 66636, and Security Investors, LLC (the "Administrator") (formerly, Security
Management Company, LLC), a Kansas limited liability company having its principal place of business at One Security Benefit Place, Topeka, Kansas 66636, is made as of August 18, 2008.

      WHEREAS,   the  parties  have  entered  into  the  Fund   Accounting   and
Administration Agreement dated February 1, 2004 (the "Agreement") which is still in full force and effect; and

      WHEREAS, the Company and the Administrator wish to amend the list of Funds in Schedule A and fee schedule in Schedule B;

      NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter contained, the Company and the Administrator hereby agree as follows:

      Schedules A and B of the Agreement are deleted in their entirety and replaced with the attached new Schedules A and B.

      IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to the Agreement as of the day and year first above written.

                                           Security Investors, LLC

                                           By:
                                                  ------------------------------
                                           Name:  Richard M. Goldman
                                           Title: President

                                           Security Equity Fund

                                           By:
                                                  ------------------------------
                                           Name:  Richard M. Goldman
                                           Title: President

                                   SCHEDULE A

               TO THE FUND ACCOUNTING AND ADMINISTRATIONAGREEMENT
                         BETWEEN SECURITY INVESTORS, LLC
                            AND SECURITY EQUITY FUND
                              DATE: AUGUST 18, 2008

FUNDS

Equity Series, Alpha Opportunity Series, Global Series, Mid Cap Value Series, Small Cap Growth Series, Select 25 Series, Global Institutional Fund, Mid Cap Value Institutional Fund, Small Cap Value Series and All Cap Value Series

                                   SCHEDULE B

               TO THE FUND ACCOUNTING AND ADMINISTRATIONAGREEMENT
                         BETWEEN SECURITY INVESTORS, LLC
                            AND SECURITY EQUITY FUND
                         DATE: EFFECTIVE AUGUST 18, 2008

FUND ACCOUNTING AND ADMINISTRATION FEES

The Company agrees to pay the Administrator the following fees:

5. 0.095% (9.5 basis points) for each of Equity Series, Mid Cap Value Series, Small Cap Growth Series, Select 25 Series, Small Cap Value Series, All Cap Value Series and Mid Cap Value Institutional Fund (based on average daily net asset values) or $25,000 per Series per year, whichever is greater.

6. 0.15% (15 basis points) for Global Series (based on average daily net asset values) or $60,000 per Series per year, whichever is greater.

7. 0.15% (15 basis points) for Alpha Opportunity Series (based on average daily net asset values) or $25,000 per year, whichever is greater.

8. 0.15% (15 basis points) for Global Institutional Fund (based on average daily net asset values) or $25,000 per year, whichever is greater.

The fees described herein shall be calculated daily and payable monthly. If this Agreement is in effect for only a portion of a month, the fee shall be prorated for such month.

                             FIFTH AMENDMENT TO FUND
                     ACCOUNTING AND ADMINISTRATION AGREEMENT

      THIS FIFTH AMENDMENT to the Fund Accounting and Administration Agreement between Security Equity Fund (the "Company"), a Kansas corporation having its principal place of business at One Security Benefit Place, Topeka, Kansas, 66636, and Security Investors, LLC (the "Administrator") (formerly, Security
Management Company, LLC), a Kansas limited liability company having its principal place of business at One Security Benefit Place, Topeka, Kansas 66636, is made as of ____________ , 2009.

      WHEREAS,   the  parties  have  entered  into  the  Fund   Accounting   and
Administration Agreement dated February 1, 2004 (the "Agreement") which is still in full force and effect; and

      WHEREAS, the Company and the Administrator wish to amend the list of Funds in Schedule A and fee schedule in Schedule B;

      NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter contained, the Company and the Administrator hereby agree as follows:

      Schedules A and B of the Agreement are deleted in their entirety and replaced with the attached new Schedules A and B.

      IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to the Agreement as of the day and year first above written.

                                           Security Investors, LLC

                                           By:
                                                  ------------------------------
                                           Name:  Cindy L. Shields
                                           Title: Vice President

                                           Security Equity Fund

                                           By:
                                                  ------------------------------
                                           Name:  Cindy L. Shields
                                           Title: Vice President

                                   SCHEDULE A

               TO THE FUND ACCOUNTING AND ADMINISTRATIONAGREEMENT
                         BETWEEN SECURITY INVESTORS, LLC
                            AND SECURITY EQUITY FUND
                             DATE: NOVEMBER 21, 2008

FUNDS

Equity Series, Alpha Opportunity Series, Global Series, Mid Cap Value Series, Small Cap Growth Series, Select 25 Series, Global Institutional Fund, Mid Cap Value Institutional Fund, Small Cap Value Series, All Cap Value Series and All Cap Growth Series

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                                   SCHEDULE B

               TO THE FUND ACCOUNTING AND ADMINISTRATIONAGREEMENT
                         BETWEEN SECURITY INVESTORS, LLC
                            AND SECURITY EQUITY FUND
                        DATE: EFFECTIVE NOVEMBER 21, 2008

FUND ACCOUNTING AND ADMINISTRATION FEES

The Company agrees to pay the Administrator the following fees:

9. 0.095% (9.5 basis points) for each of Equity Series, Mid Cap Value Series, Small Cap Growth Series, Select 25 Series, Small Cap Value Series, All Cap Value Series, All Cap Growth Series and Mid Cap Value Institutional Fund (based on average daily net asset values) or $25,000 per Series per year, whichever is greater.

10. 0.15% (15 basis points) for Global Series (based on average daily net asset values) or $60,000 per Series per year, whichever is greater.

11. 0.15% (15 basis points) for Alpha Opportunity Series (based on average daily net asset values) or $25,000 per year, whichever is greater.

12. 0.15% (15 basis points) for Global Institutional Fund (based on average daily net asset values) or $25,000 per year, whichever is greater.

The fees described herein shall be calculated daily and payable monthly. If this Agreement is in effect for only a portion of a month, the fee shall be prorated for such month.

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